UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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NORTHSTAR REALTY FINANCE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To the Stockholders of NorthStar Realty Finance Corp.:

        It is my pleasure to invite you to NorthStar Realty Finance Corp.'s 2010 annual meeting of stockholders.

        The 2010 annual meeting of stockholders of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), will be held at the New York Palace Hotel at 455 Madison Avenue, Roswell Room—Villard Mansion, 4th Floor, New York, New York on May 21, 2010, beginning at 10:00 a.m., local time.

        This booklet includes a notice of meeting, a proxy statement, proxy card, self-addressed envelope, and Annual Report to Stockholders for the fiscal year ended December 31, 2009.

        It is important that your shares be represented at the annual meeting regardless of the size of your securities holdings. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

        We look forward to seeing you at the meeting.

Sincerely,

DAVID T. HAMAMOTO Chairman and Chief Executive Officer

April 21, 2010

New York, New York

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2010

To the Stockholders of NorthStar Realty Finance Corp.:

        The 2010 annual meeting of stockholders of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), will be held at the New York Palace Hotel at 455 Madison Avenue, Roswell Room—Villard Mansion, 4th Floor, New York, New York on May 21, 2010, beginning at 10:00 a.m., local time. The matters to be considered and voted upon by stockholders at the annual meeting, which are described in detail in the accompanying proxy statement, are:

  1)
  a proposal to elect six directors, each to serve until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualified;

  2)
  a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010; and

  3)
  any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        This notice is accompanied by the Company's proxy statement, proxy card, self-addressed envelope, and the Company's Annual Report to Stockholders for the year ended December 31, 2009.

        Stockholders of record at the close of business on April 20, 2010 will be entitled to notice of and to vote at the annual meeting. Whether or not you plan to attend the annual meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the annual meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors
ALBERT TYLIS Chief Operating Officer, General Counsel and Secretary

April 21, 2010

New York, New York

Stockholders are invited to visit the Corporate Governance section of our web site at www.nrfc.com.

NorthStar Realty Finance Corp.
399 Park Avenue
New York, New York 10022
(212) 547-2600

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 21, 2010

i

GENERAL INFORMATION CONCERNING SOLICITATION AND VOTING

        This proxy statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of NorthStar Realty Finance Corp., a Maryland corporation, for use at the 2010 annual meeting of stockholders to be held on May 21, 2010, at 10:00 a.m., local time, and any adjournments or postponements thereof. "We," "our," "us," and "the Company" each refers to NorthStar Realty Finance Corp. We conduct substantially all of our operations and make our investments through our operating partnership, of which we are the sole general partner. References to our operating partnership refer to NorthStar Realty Finance Limited Partnership, and references to operating partnership units refer to limited partnership interests in NorthStar Realty Finance Limited Partnership.

        The mailing address of our executive office is 399 Park Avenue, New York, New York 10022. This proxy statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share, on or about April 22, 2010. Our common stock is the only security entitled to vote at the annual meeting, and we refer to this security in this proxy statement as our voting securities. Along with this proxy statement, we are also sending our Annual Report to Stockholders for the fiscal year ended December 31, 2009.

        A proxy may confer discretionary authority to vote with respect to any matter presented at the annual meeting. As of the date of this proxy statement, management has no knowledge of any business that will be presented for consideration at the annual meeting and that would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the annual meeting for consideration, it is intended that the persons named in the enclosed proxy card and acting thereunder will vote in accordance with their discretion on any such matter.

        Grant Thornton LLP, an independent registered public accounting firm, has provided services to us during the past fiscal year, which included the examination of our annual report on Form 10-K, review of our quarterly reports, review of registration statements and filings with the Securities and Exchange Commission ("SEC"). A representative of Grant Thornton LLP is expected to be present at the annual meeting, will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

Matters to be Considered and Voted Upon at the Annual Meeting

        At the annual meeting, our stockholders will consider and vote upon:

  1)
  a proposal to elect six directors, each to serve until the 2011 annual meeting of stockholders and until his or her successor is duly elected and qualifies;

  2)
  a proposal to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010; and

  3)
  any other business that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our board of directors (the "Board"). The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, electronic communications or otherwise. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record, as of the close of business, on April 20, 2010 and will provide reimbursement for the cost of forwarding the materials.

        In addition, we have engaged Mackenzie Partners, Inc. to assist in soliciting proxies from brokers, banks and other nominee holders of our common stock at a cost of approximately $5,000, plus reasonable out-of-pocket expenses.

Stockholders Entitled To Vote

        As of the close of business on April 20, 2010, there were 75,656,755 shares of our common stock outstanding and entitled to vote. Each share of our common stock entitles the holder to one vote. Stockholders of record at the close of business on April 20, 2010 are entitled to vote at the annual meeting or any adjournment or postponement thereof.

    Abstentions and Broker Non-Votes

        If you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee, your shares will be considered to be "broker non-votes" and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum. Your bank, broker or other nominee does not have discretionary authority to vote your shares on the election of directors if your bank, broker or other nominee does not receive voting instructions from you.

Required Quorum/Vote

        A quorum will be present if stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting are present, in person or by proxy. If you hold your shares in your own name as holder of record and return a valid proxy or attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned by the chairman of the meeting to a date not more than 120 days after the original record date without notice other than announcement at the meeting.

        Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting by holders of our voting securities. The candidates receiving the highest number of affirmative votes will be elected directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the Board's nominees named in Proposal No. 1. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any one or more of them. A vote "withheld" or a broker non-vote, if any, will not be counted as having been cast and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

        Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2010, as specified in Proposal No. 2, requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting by holders of our voting securities. If this selection is not ratified by holders of our voting securities, the Audit Committee may reconsider its appointment and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company.

        If the enclosed proxy is properly executed and returned to us in time to be voted at the annual meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of our voting securities represented by the proxy will be voted as follows:

  1)
  FOR the election of each of the nominees to our Board;

  2)
  FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010; and

  3)
  in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

        As of the date of this proxy statement, we are not aware of any other matter to be raised at the annual meeting.

Voting

        If you hold your shares of our voting securities in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our voting securities in person at the annual meeting.

        If your shares of our voting securities are held on your behalf by a broker, bank or other nominee, you will receive instructions from such individual or entity that you must follow in order to have your shares voted at the annual meeting.

Right to Revoke Proxy

        If you hold shares of our voting securities in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  send written notice of revocation, prior to the date of the annual meeting, to our Secretary, at 399 Park Avenue, New York, New York 10022;

  •
  sign and mail a new, later dated proxy card to our Secretary at the address specified above that is received prior to the date of the annual meeting; or

  •
  attend the annual meeting and vote your shares in person.

        If shares of our voting securities are held on your behalf by a broker, bank or other nominee, you must contact it to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

        A copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2009 is being mailed to stockholders entitled to vote at the annual meeting with these proxy materials and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

Annual Report and Quarterly Reports

        We make available free of charge through our website at www.nrfc.com under the heading "Investor Relations" our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each stockholder upon written request, a copy of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel. Copies may also be accessed electronically by means of the SEC home page on the Internet, at www.sec.gov. Neither our Annual Report on Form 10-K, nor our Annual Report to Stockholders, for the fiscal year ended December 31, 2009, is part of the proxy solicitation materials.

Householding Information

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, stockholders of record who have the same last name and address will receive only one copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2009, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Also, householding will not in any way affect dividend check mailings.

        If you participate in householding and wish to receive a separate copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2009, please request a copy in writing from NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel, and a copy will be provided to you promptly.

        If you do not wish to continue participating in householding and prefer to receive separate copies of future annual reports to stockholders and other stockholder communications, notify our General Counsel in writing at the following address: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022.

Voting Results

        American Stock Transfer & Trust Company will have a representative present at the annual meeting and count the votes and act as the Inspector of Election. We will publish the voting results in a Current Report on Form 8-K, which we plan to file with the SEC within four business days of the annual meeting.

Confidentiality of Voting

        We will keep all proxies, ballots and voting tabulations confidential. We will permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents.

Recommendations of the Board.

        The Board recommends a vote:

  1)
  FOR the election of each of the nominees to our Board;

  2)
  FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010; and

  3)
  in the discretion of the proxy holder on any other business that properly comes before the annual meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the 2010 Annual Meeting of Stockholders to be Held on May 21, 2010.

        The Company's Proxy Statement for the 2010 Annual Meeting of Stockholders and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at www.nrfcproxy.com.

BOARD OF DIRECTORS

General

        Our Board presently consists of six members. At the annual meeting, stockholders will vote on the election of Messrs. C. Preston Butcher, Stephen E. Cummings, David T. Hamamoto, Wesley D. Minami and Louis J. Paglia and Ms. Judith A. Hannaway, for a one-year term ending at the 2011 annual meeting of stockholders and until their successors are duly elected and qualify.

        The director nominees listed below are leaders in business, the real estate and financial communities because of their intellectual acumen and analytic skills, strategic vision and their records of outstanding accomplishments over a period of decades. Each has been chosen to stand for re-election in part because of his or her ability and willingness to understand our unique challenges, and evaluate and implement our strategies.

        Set forth below are each director nominee's name and age as of the date of this proxy statement and his or her principal occupation, business history and public company directorships held during the past five years. Each of our director nominees currently serves on the Board and was elected by the stockholders at the 2009 annual meeting of stockholders, except that Mr. Cummings was appointed to the Board on December 15, 2009.

Current Directors Who are Nominees for Reelection

Name	Age
C. Preston Butcher	71
Stephen E. Cummings	54
David T. Hamamoto	50
Judith A. Hannaway	58
Wesley D. Minami	53
Louis J. Paglia	52

        C. Preston Butcher.    Mr. Butcher has been one of our directors since September 2004. Since 1998, he has been Chairman and Chief Executive Officer of Legacy Partners (formerly known as Lincoln Property Company N.C., Inc.), a real estate and development and management firm, in Foster City, California. Legacy Partners develops and manages income property in the western United States. From 1967 to 1998, Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. Mr. Butcher co-founded, formerly served as Chairman of the Board of Directors, and presently serves on the Executive Committee of the National Multi-Housing Council, a national trade association whose members are the major apartment owners and managers throughout the United States. He also co-founded and currently serves as a Director of the California Housing Council. He is a director of the Charles Schwab Corp., a securities brokerage and related financial services firm and Chairman of the Board and Chief Executive Officer of KBS Legacy Partners Apartment REIT, Inc., a real estate investment trust, since August 2009. He received his B.S. in Electrical Engineering from the University of Texas at Austin.

        Consideration for Recommendation:    Mr. Butcher offers the Board a unique perspective and informed advice on matters central to the Company's business, and on matters pertaining to the real estate industry in general. Mr. Butcher's knowledge of the commercial real estate markets, service on housing councils and extensive leadership expertise qualify him to serve as a director of the Company.

        Stephen E. Cummings.    Mr. Cummings has been one of our directors since December 2009. From 2004 to 2008, Mr. Cummings was Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation's Operating Committee. From 1998 to 2004, Mr. Cummings served in a number of different leadership roles at Wachovia (and First Union

Corporation, a predecessor to Wachovia), including their Mergers and Acquisitions, Investment Banking and Capital Markets Divisions. Before joining Wachovia, Mr. Cummings served as Chairman and Chief Executive Officer of Bowles Hollowell Conner & Co. from 1993 to 1998. Mr. Cummings began his investment banking career in 1979 in the Corporate Finance Division of Kidder, Peabody & Co. Incorporated in New York and joined Bowles Hollowell Conner & Co. in 1984. Mr. Cummings has a B.A. in administrative science from Colby College, and an M.B.A. from Columbia University Graduate School of Business.

        Consideration for Recommendation:    Mr. Cummings has significant financial experience, developed through his roles as Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation's Operating Committee, and has served in a number of executive positions with oversight of financial operations, merger and acquisition and capital markets activities. As a business executive with senior management responsibilities, Mr. Cummings's leadership and experience qualify him to serve as a director of the Company.

        David T. Hamamoto.    Mr. Hamamoto has been our Chairman since October 2007 and one of our directors, our President and our Chief Executive Officer since October 2004. Mr. Hamamoto co-founded NorthStar Capital Investment Corp. in July 1997, having co-founded and previously been a partner and co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. In 1988, Mr. Hamamoto initiated the effort to build a real estate principal investment business at Goldman, Sachs & Co. under the auspices of the Whitehall Funds. Mr. Hamamoto currently serves as Chairman of the Board of Directors of Morgans Hotel Group Co., a public global hotel management and ownership company focused on the boutique sector. Mr. Hamamoto received a B.S. from Stanford University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

        Consideration for Recommendation:    As a founder of the Company, Mr. Hamamoto offers the Board an intuitive perspective of the business and operations of the Company as a whole. Mr. Hamamoto also has significant experience in all aspects of the commercial real estate markets, which he gained initially as co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. Mr. Hamamoto is able to draw on his extensive knowledge to develop and articulate sustainable initiatives, operational risk management and strategic planning, which qualify him to serve as a director of the Company.

        Judith A. Hannaway.    Ms. Hannaway has been one of our directors since September 2004. Currently, Ms. Hannaway is a consultant to various financial institutions. Previously, Ms. Hannaway was employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed end funds, off-shore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-Estate Product Manager. Ms. Hannaway received her B.A. from Newton College of the Sacred Heart and an M.B.A. from Simmons College Graduate Program in Management.

        Consideration for Recommendation:    Ms. Hannaway has had significant experience at major financial institutions and has broad ranging financial services expertise and experience in the areas of financial reporting, risk management and alternative investment products. Ms. Hannaway's financial related experience qualifies her to serve as a director of the Company.

        Wesley D. Minami.    Mr. Minami has been one of our directors since September 2004. Since 2003, he has been President of Billy Casper Golf LLC. From 2001 to 2002, he served as President of Charles E. Smith Residential Realty, Inc., a REIT that was listed on the New York Stock Exchange. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. He resigned from this position after completing the transition and integration of Charles E. Smith Residential Realty, Inc. from an independent public company to a division of Archstone-Smith, an apartment company listed on the New York Stock Exchange. From 1997 to 2001, Mr. Minami worked as Chief Financial Officer and then Chief Operating Officer of Charles E. Smith Residential Realty, Inc. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems. Mr. Minami earned his B.A. in Economics, with honors, from Grinnell College and his M.B.A. in Finance from the University of Chicago.

        Consideration for Recommendation:    Mr. Minami, who served as President of a publicly-traded REIT, chief financial officer and chief operating officer of a real estate company and in various financial service capacities, brings corporate finance, operations, public company and executive leadership expertise to the Board. Mr. Minami's diverse experience, real estate background and understanding of financial statements qualify him to serve as a director of the Company.

        Louis J. Paglia.    Mr. Paglia has been one of our directors since February 2006. From April 2002 to March 2006, Mr. Paglia was the Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company. Mr. Paglia was also President of UIL Holdings' investment subsidiaries. From July 2002 through April 2005, Mr. Paglia also served as UIL Holdings' Chief Financial Officer. From 1999 to 2001, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company. Prior to 1999, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc. and Emisphere Technologies, Inc. Mr. Paglia received a B.S. from Massachusetts Institute of Technology and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

        Consideration for Recommendation:    Mr. Paglia brings a career of broad ranging financial expertise, having held several chief financial officer positions, including at three public companies. Mr. Paglia's extensive accounting, finance and risk management expertise qualify him to serve as a director of the Company.

Corporate Governance Profile

        We are committed to good corporate governance practices and, as such, we have adopted the formal corporate governance guidelines and codes of ethics discussed below to enhance our effectiveness.

    Code of Ethics for Senior Financial Officers

        We have adopted a senior officer code of ethics applicable to our chief executive officer, chief financial officer and all other senior financial officers of the Company. The code is available on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance." Amendments to, and waivers from, the senior financial officer code of ethics will be disclosed on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance."

    Code of Business Conduct and Ethics

        We have adopted a code of corporate ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our code of ethics prohibits payments, directly or indirectly, to any government official seeking to influence such official or otherwise obtain an improper advantage for our business. The code is available on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

    Corporate Governance Guidelines

        We have adopted corporate governance guidelines to assist the Board in the exercise of its responsibilities. The guidelines govern, among other things, Board composition, Board member qualifications, responsibilities and education, management succession, and self-evaluation. A copy of the corporate governance guidelines may be found on our website at www.nrfc.com under the heading "Investor Relations—Corporate Governance" and are also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

Board Committees

        Our Board has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and each of these committees has adopted a charter. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the New York Stock Exchange. Moreover, the Compensation Committee is composed exclusively of individuals referred to as "non-employee directors" in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" in section 162(m) of the Internal Revenue Code.

        During the year ended December 31, 2009, the Board met on seven occasions and acted once by unanimous written consent. Each director then serving attended at least 75% of the aggregate number of meetings of the Board and all committees on which they served.

        The following table shows the current membership of the various committees:

Audit	Compensation	Nominating and Corporate Governance
Wesley D. Minami*^	Louis J. Paglia*	Judith A. Hannaway*
Louis J. Paglia^	Stephen E. Cummings	Wesley D. Minami
Judith A. Hannaway

*
Denotes Chairperson

^
Denotes Audit Committee Financial Expert

    Audit Committee

        Our Audit Committee held five meetings in 2009. Its report begins on page 37 of this proxy statement. Our Board has determined that all three members of the Audit Committee are independent and financially literate under the rules of the New York Stock Exchange and that at least two members, Mr. Minami, who chairs our Audit Committee, and Mr. Paglia, are "audit committee financial experts," as that term is defined by the SEC. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting the Board in its oversight of our internal controls over financial reporting.

        A copy of the Audit Committee charter is available on our website at www.nrfc.com, under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

    Compensation Committee

        Our Compensation Committee held five meetings in 2009 and acted twice by unanimous written consent. Its report is on page 33 of this proxy statement. Our Board has determined that all members of the Compensation Committee are independent under the rules of the New York Stock Exchange. Mr. Paglia chairs the Compensation Committee. The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering and monitoring our equity compensation plans, evaluating the performance of our executive officers and producing an annual report on executive compensation for inclusion in our annual meeting proxy statement.

        A copy of the Compensation Committee charter is available on our website at www.nrfc.com, under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

    Nominating and Corporate Governance Committee

        Our Nominating and Corporate Governance Committee held three meetings in 2009. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the New York Stock Exchange. Ms. Hannaway chairs the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to the Board qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to the Board for adoption the committee's selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of the Board and our corporate governance, and annually recommends to the Board nominees for each committee of the Board. In addition, the committee annually facilitates the assessment of the Board's performance as a whole and of the individual directors and reports thereon to the Board.

        A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.nrfc.com, under the heading "Investor Relations—Corporate Governance" and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022, Attn: General Counsel.

Compensation Committee Interlocks and Insider Participation

        There are no Compensation Committee interlocks or employee participation on the Compensation Committee that requires disclosure.

Director Independence

        Of our six directors, four have been determined by our Board to be independent for purposes of the New York Stock Exchange listing standards. In determining director independence, the Board reviewed, among other things, whether any transactions or relationships exist currently or, existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. In particular, the Board reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director's immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the New York Stock Exchange for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

        The Board also examined whether there were any transactions or relationships between each director and members of our senior management or our affiliates.

        As a result of its review, the Board affirmatively determined at a meeting held on April 20, 2010, that Messrs. Cummings, Minami and Paglia and Ms. Hannaway were independent under the New York Stock Exchange listing standards.

Board Leadership Structure; Meetings of Independent Directors

        The Board believes it is important to select its chairman and the Company's chief executive officer in the manner it considers in the best interests of the Company at any given point in time. The members of the Board possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company's leadership structure to meet those needs. Accordingly, the chairman and chief executive officer positions may be filled by one individual or by two different individuals. After careful consideration, the Board believes that the most effective leadership structure for the Company and its stockholders at this time is for Mr. Hamamoto to serve as both our chairman and chief executive officer. Mr. Hamamoto's combined role as chairman and chief executive officer creates a firm link between management and the Board and provides unified leadership for carrying out the Company's strategic initiatives and business plans. The Board continually evaluates the Company's leadership structure and could in the future decide not to combine the chairman and chief executive officer positions if it believes that doing so would serve the best interests of the Company.

        To promote the independence of the Board and appropriate oversight of management, the independent directors select a Lead Non-Management Director, currently Mr. Minami, to facilitate free and open discussion and communication among the independent directors of the Board and management. The Lead Non-Management Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of the Board, but may be called at any time by our Lead Non-Management Director or any of our other independent directors. In 2009, our independent directors met two times in executive session without management present following Board meetings and met outside of regularly scheduled Board meetings on a number of occasions. Our Lead Non-Management Director sets the agenda for these meetings held in executive session and discusses issues that arise from those meetings with our chairman. Our Lead Non-Management Director also discusses with our chairman and secretary Board meeting agendas and may request inclusion of additional agenda items for meetings of the Board. It is expected, as provided in our Corporate Governance Guidelines, that the individual who serves as the Lead Non-Management Director shall rotate every two years.

Stockholder Communications with Directors

        The Board has established a process to receive communications from stockholders. Stockholders may contact the Lead Non-Management Director, any member or all members of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent in care of our General Counsel at NorthStar Realty Finance Corp., 399 Park Avenue, New York, New York 10022.

        All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the office of the General

Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of the copies of such forms we received, or written representations from certain reporting persons that no filings on such forms were required for those persons, we believe that all such filings required to be made during and with respect to the fiscal year ended December 31, 2009 by Section 16(a) were timely made.

Director Nomination Procedures

        The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on the Board should have demonstrated an ability to make a meaningful contribution to the Board's oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to the Board based on, among other things, its evaluation of a candidate's experience and skills, relevant industry background and knowledge, integrity, ability to make independent analytical inquiries, and a willingness to devote adequate time and effort to Board responsibilities. In addition to the criteria set forth above, when identifying and selecting nominees for the Board, the Nominating and Corporate Governance Committee does not have a specific diversity policy with respect to the director nomination process, but strives to create diversity in perspective, background and experience in the Board as a whole and seeks to have the Board nominate candidates who have diverse backgrounds.

        In the future, the Nominating and Corporate Governance Committee intends to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above, especially business and civic leaders in the communities in which we operate. The Nominating and Corporate Governance Committee also, from time to time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.

        The Nominating and Corporate Governance Committee anticipates that once a person has been identified by the committee as a potential candidate, the committee will collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the committee will contact the person. If the person expresses a willingness to be considered and to serve on the Board, the Nominating and Corporate Governance Committee will request information from the candidate, review the person's accomplishments and qualifications, including in light of any other candidates that the committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate's accomplishments.

        The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Realty

Finance Corp., 399 Park Avenue, New York, New York 10022. Director recommendations submitted by stockholders should include the following:

  •
  the name, age, business address and residence address of the individual(s) recommended for nomination;

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  the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

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  the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition; and

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  all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to the Board recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the committee.

Risk Oversight

        Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Our management team is responsible for the Company's risk exposures on a day-to-day basis by identifying the material risks facing our Company, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is transmitted to our Board. Our Board, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; the Board is not responsible, however, for defining or managing our various risks. The Board is regularly informed by management of potential material risks and activities related to those risks at Board meetings. The chief executive officer, chief financial officer, chief investment officer and chief operating officer and general counsel generally attend all Board meetings and management is readily available to the Board to address any questions or concerns raised by the Board on risk management and any other matters.

Director Attendance at Annual Meeting

        We do not currently maintain a policy requiring our directors to attend the annual meeting of stockholders. None of our directors then serving attended the 2009 annual meeting of stockholders.

Directors Offer of Resignation Policy

        Whenever a member of the Board (i) resigns or is terminated from his or her existing principal employment position or (ii) violates the Company's Code of Business Conduct and Ethics, Corporate Governance Guidelines or any other Company policy applicable to members of the Board, pursuant to our resignation policy, he or she is to offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that the Nominating and Corporate Governance Committee deems appropriate under the circumstances, including, without limitation, any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Exchange Act, and will recommend to the Board the action to be taken with respect to any resignation offer.

Chief Executive Officer Succession Plan

        Our Board has adopted a succession plan, which it intends to review periodically, with respect to selecting a successor to our chief executive officer.

EXECUTIVE OFFICERS

        Our executive officers are appointed annually by our Board and serve at the discretion of our Board. Set forth below is information, as of the date of this proxy statement, regarding our current executive officers:

Name	Age	Position
David T. Hamamoto*	50	Chairman and Chief Executive Officer
Andrew C. Richardson	43	Chief Financial Officer, Executive Vice President and Treasurer
Daniel R. Gilbert	40	Chief Investment Officer and Executive Vice President
Albert Tylis	36	Chief Operating Officer, General Counsel and Secretary

*
Biographical information is provided above under "Board of Directors."

        Set forth below is biographical information regarding each of our executive officers.

        Andrew C. Richardson.    Mr. Richardson has been our executive vice president, chief financial officer and treasurer since April 2006. From March 2000 to March 2006, Mr. Richardson was head of the capital markets group for iStar Financial Inc., most recently as executive vice president. While at iStar Financial, Mr. Richardson was responsible for its capital raising activities, investor relations functions and had an integral role in expanding iStar's shareholder and lender constituencies. Mr. Richardson joined iStar Financial from Salomon Smith Barney, where from 1995 to 2000 he was an investment banker in the Global Mergers and Acquisitions and Real Estate and Lodging Groups, most recently serving as a vice president providing merger and acquisition advisory services and raising debt and equity capital for public and private real estate companies. Prior to joining Salomon Smith Barney, from 1988 to 1993 Mr. Richardson worked for Ernst & Young LLP and was a certified public accountant. Mr. Richardson holds an M.B.A. from the University of Chicago, and a B.B.A. in accountancy from the University of Notre Dame.

        Daniel R. Gilbert.    Mr. Gilbert has been one of our executive vice presidents since our initial public offering in October 2004, and our chief investment officer since January 2009. From July 2004 until October 2004, Mr. Gilbert served as an executive vice president and managing director of mezzanine lending of NorthStar Capital. From 1994 to 2004, Mr. Gilbert held a number of positions with Merrill Lynch & Co., in its Global Principal Investments and Commercial Real Estate department. Most recently, Mr. Gilbert managed a group with global responsibility for Merrill Lynch's relationships with its top tier real estate investor clients and engaging in strategic principal investments in real estate opportunity funds. For the prior six years, he was responsible for making principal investments in mortgage loans, subordinated notes, mezzanine loans, preferred equity, distressed debt and related commercial mortgage-backed securities, or CMBS. Mr. Gilbert's early work at Merrill Lynch focused on CMBS transactions and the acquisition of distressed mortgage loan portfolios. In 1996, Mr. Gilbert left Merrill Lynch for a brief time to work for a management consulting firm, where he advised senior management and directors on shareholder value creation. Prior to 1994, he held accounting and legal-related roles at Prudential Securities Incorporated. Mr. Gilbert graduated from Union College with degrees in political science and anthropology.

        Albert Tylis.    Mr. Tylis has been our general counsel and secretary since April 2006, our executive vice president since January 2007 and our chief operating officer since January 2010. Prior to joining NorthStar in August 2005, Mr. Tylis was the director of corporate finance and general counsel of ASA Institute. From September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group, and supported the firm's Real Estate Group. Mr. Tylis graduated from the University of Massachusetts at Amherst and holds a J.D. from Suffolk University Law School.

 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

General

        This section describes the process that the Compensation Committee undertakes and the factors it considers in determining the appropriate compensation for our executive officers. The Compensation Committee is responsible for establishing and monitoring compensation programs, and for evaluating the performance of our executive officers. The Compensation Committee reviews and approves individual executive officer salaries, bonuses and other equity-based awards. Our goal is to provide a better understanding of our compensation practices and the decisions made concerning the compensation payable for 2009 to our executive officers.

        Macroeconomic, financial and real estate sector conditions in the United States remained poor in 2009. As a result, 2009 proved to be a challenging year for many financial industry participants, including commercial real estate lenders and investors. While macroeconomic conditions seem to have improved heading into 2010, strong headwinds remain for commercial real estate finance companies.

        Bearing these conditions in mind, the Compensation Committee, with the support of management, revised the Company's compensation practices in a continuing effort to closely tie compensation to performance with relatively limited amounts of discretion afforded to the Compensation Committee compared to historic compensation determinations. In doing so, in 2009 the Compensation Committee adopted the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan (the "Incentive Plan"), a copy of which was filed on Form 8-K on September 11, 2009. In adopting and designing the Incentive Plan, the Compensation Committee considered, among other things, compensation payable in the real estate industry, including under management contracts for externally advised REITs, the long-term interests of stockholders, the alignment of those interests with the interests of the Company's management team and the limitation on the Company's ability to grant equity awards. While the Compensation Committee believes that the framework for the Incentive Plan provides a solid foundation under which to address certain aspects of compensation for the Company, the Compensation Committee nonetheless believes that it will have to evaluate the Incentive Plan and other compensation arrangements annually and consider modifications as appropriate.

Compensation Policies and Objectives

        The Compensation Committee has designed and administers our executive compensation programs with the intention of incenting long-term superior performance. Compensation of our executive officers reflects and supports the goals and strategies that we establish. Our compensation programs are designed to link compensation with performance and to provide competitive levels of compensation relative to our peers and other companies that may compete for the services of our executive officers. We have historically compensated our executive officers through a mix of base salary, bonus (both cash and equity based) and long-term equity compensation. The Compensation Committee has established the following primary objectives in determining the compensation of our executive officers and seeks to continuously evaluate these objectives in light of the Company's on-going strategic goals and general economic conditions:

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  to align our executive officers' interests with the long-term interests of our stockholders;

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  to provide rewards consistent with corporate performance;

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  to attract and retain highly qualified executives that we expect to contribute to our success by paying competitive levels of compensation; and

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  to motivate executives to contribute to the achievement of shifting corporate and business goals as well as individual goals.

        The Compensation Committee monitors the effectiveness of our compensation programs on an ongoing basis and will continue to study and seek to develop improvements to our compensation practices as circumstances warrant.

        With the adoption of the Incentive Plan, the Compensation Committee believes that it has closely tied the compensation for executive officers to the Company's performance, closely aligned management's interests with those of stockholders, created both long-term and short-term goals and objectives, and potentially created a meaningful retention tool for executive officers, particularly under circumstances where direct equity awards are not available to the Compensation Committee. Additionally, the Compensation Committee believes that the Incentive Plan provides a competitive compensation framework for a management team that has performed at a high level in extremely difficult market conditions and markedly outperformed companies in its competitive space.

Compensation Benchmarking and Peer Group

        The Compensation Committee approves all compensation and equity awards for our named executive officers, which currently include our chief executive officer, chief financial officer, chief investment officer and chief operating officer. The Compensation Committee largely considers compensation for such executive officers in light of competitive compensation levels, among other things, and has the sole authority to retain compensation consultants to assist in the evaluation of executive officer compensation. In this regard, the Compensation Committee engaged Watson Wyatt as its compensation consultant in 2009. Watson Wyatt does not provide services to the Company other than relating to its role as a compensation consultant. In evaluating compensation for our executive officers for 2009 and in considering the framework for a new incentive plan, the Compensation Committee relied on materials prepared by Watson Wyatt.

        Historically, the Compensation Committee annually evaluated a peer group proposed by its compensation consultant. For 2009, Watson Wyatt reviewed companies within a competitive peer set to help provide the Compensation Committee with a framework for understanding the pay practices at such firms and to help the Compensation Committee develop the Incentive Plan. These firms represented a diverse group of companies in terms of size, location, market capitalization, earnings and business strategy because of the complex nature of our business and the demand for highly talented and skilled employees in the real estate finance sector that are transferable to a diverse group of companies. While the overall labor market has suffering due to the global economic recession, we believe that highly talented, executive level employees remain in significantly greater demand than is evidenced by the overall labor market.

Process for Determining Compensation Awards

        In determining historical compensation packages for individual executive officers, the Compensation Committee considered the overall compensation for each executive officer and then allocated that compensation among base salary, bonus and incentive compensation in such a way as to maximize our retention capabilities and to best align the interests of our executive team with that of our stockholders. In determining compensation for 2009 and long-term compensation arrangements, the Compensation Committee worked with Watson Wyatt and management in 2009 to create the Incentive Plan.

        Preliminary recommendations surrounding a framework for the Incentive Plan were initially created by Watson Wyatt and then reviewed by the Compensation Committee. The Compensation Committee then engaged in a direct dialogue with Watson Wyatt to refine various components of the Incentive Plan. The framework of the Incentive Plan was then provided to management. Management assisted the Compensation Committee and Watson Wyatt by providing information and feedback on the Incentive Plan. Following a general understanding of the framework of the Incentive Plan, Watson

Wyatt worked with the Compensation Committee to determine appropriate total allocations of the Incentive Plan to each of the executive officers, as well as allocations within the three separate incentive compensation components to each of the executive officers. The Compensation Committee also worked with Watson Wyatt to prepare the appropriate performance metrics under the Incentive Plan. Additionally, the Compensation Committee discussed the proposed Incentive Plan allocations and metrics with our chief executive officer to seek his recommendations regarding the compensation of the other executive officers. After these initial stages and the collection of information, Watson Wyatt provided more specific recommendations with respect to the Incentive Plan and its components. Following additional discussion between Watson Wyatt, the Compensation Committee and management, the Compensation Committee adopted the Incentive Plan, including the allocated percentages under the Incentive Plan and the performance metrics for 2009.

        In connection with the creation and adoption of the Incentive Plan, the Compensation Committee held three formal meetings primarily relating to the Incentive Plan. The Compensation Committee has set a policy that only the chief executive officer and the general counsel may attend Compensation Committee meetings and communicate with the Compensation Committee or Watson Wyatt relating to executive compensation. Additionally, the Compensation Committee held executive sessions at certain of these meetings without the chief executive officer and the general counsel present and with and without Watson Wyatt present. Furthermore, the Compensation Committee held numerous informal meetings during 2009 relating to the Incentive Plan with just the members of the Compensation Committee and other informal meetings with just Watson Wyatt and/or the chief executive officer.

        At the conclusion of the year and at the point in which the performance metrics were largely quantifiable, the annual bonus and the deferred bonus amounts were set consistent with the initial percentage allocations. Additionally, Mr. Hamamoto reviewed with the Compensation Committee his recommendations with respect to the 25% discretionary component under the Incentive Plan and additional amounts under the Incentive Plan that are allocable to executive officers of the Company, subject to the approval of the Compensation Committee, which is further described below under Elements of Compensation—Annual and Deferred Cash Bonuses. Following dialogue with Mr. Hamamoto, Watson Wyatt and other members of the Board relating to these matters, the Compensation Committee ultimately made the final determinations relating to executive compensation, which it provided to the chief executive officer who then informed the other executive officers.

Elements of Compensation

        The key elements of our executive compensation program are as follows:

    Base Salary

        The Compensation Committee's base salary determinations are generally dependent upon the scope of each executive officer's responsibilities, experience, and expected performance and contributions to our business, as well as contractual obligations that we have entered into with our executive officers. In October 2007, we entered into employment and non-competition agreements with each of Messrs. Hamamoto, Richardson, Gilbert, Tylis and McCready. Pursuant to these arrangements, the minimum annual base salaries for these executive officers were established as follows: Mr. Hamamoto's minimum base salary was $950,000 per year; Mr. Richardson's and Mr. Gilbert's minimum base salary was $500,000 per year; and Mr. Tylis and Mr. McCready's minimum base salary was $400,000 per year. The minimum base salaries that we negotiated with these executive officers were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each of these executive officers, the roles and responsibilities of these executive officers and the base salaries of these executive officers in prior years. The base salary for each of these executive officers for 2009 was equal to the minimum base salary negotiated with that executive officer in his employment agreement. In light of the current economic environment, the Compensation Committee determined that there would be no consideration given to any increases in base salaries for 2010.

    Bonuses

        In determining the actual bonus payable to each executive officer, the Compensation Committee has generally focused on:

  •
  overall company performance;

  •
  each executive officer's contribution to the performance of the Company;

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  competitive compensation practices; and

  •
  balancing our executive officers' interests with those of our stockholders.

        In determining bonuses for 2009, the Compensation Committee looked solely to the amount payable pursuant to the formulas under the Incentive Plan.

  Incentive Plan Overview

        Under the Incentive Plan, a potential incentive compensation pool will be established each calendar year. For each year, the size of the incentive pool will be calculated as the sum of (a) 1.75% of the Company's "adjusted equity capital" during that year and (b) 25% of the Company's AFFO (as defined in the Incentive Plan) during that year, above a 9% return hurdle on adjusted equity capital. Any payout from the incentive pool is then subject to achievement of additional performance goals. The incentive pool will be divided into the following three separate incentive compensation components: (1) an annual cash bonus, tied to annual performance of the Company and paid after year end at or around completion of the year end audit; (2) a deferred cash bonus, determined based on the same year's performance, but paid 50% following the end of each of the first and second years after such incentive pool is determined, subject to the participant's continued employment through each payment date; and (3) a long-term incentive, paid at the end of a three-year period based on the Company's achievement of additional cumulative performance goals for the three-year period, subject to the participant's continued employment through the payment date. Performance goals for each component were set by the Compensation Committee initially upon the adoption of the Incentive Plan and will be set at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into distinct ranges of performance, each of which will correspond to a pay-out level equal to a percentage of a participant's pool allocation for such component.

        The incentive pool under the Incentive Plan, if earned, is expected to be allocated among the Company's executives and employees each year. The table below sets forth the 2009 allocations of the incentive pool to the Company's executive officers:

Participant	Annual Bonus Pool Percentage	Deferred Bonus Pool Percentage	Long-Term Incentive Pool Percentage	Total Bonus Pool Percentage
David T. Hamamoto	10.0%	5.0%	20.0%	35.0%
Andrew C. Richardson	5.0%	2.5%	6.5%	14.0%
Daniel R. Gilbert	5.0%	2.5%	6.5%	14.0%
Albert Tylis	4.0%	2.0%	5.0%	11.0%

  Annual and Deferred Cash Bonuses

        The annual cash bonus component for 2009 was calculated based on AFFO targets ranging from $0 to greater than $60 million of AFFO (as defined under the Incentive Plan) and Liquidity (as defined under the Incentive Plan) targets ranging from $40 million to greater than $100 million (weighted 50% and 25%, respectively) with the remaining 25% of the 2009 annual bonus determined in the

Compensation Committee's discretion. The Company exceeded the targeted AFFO and Liquidity metrics set forth under the Incentive Plan for 2009. The deferred cash bonus component was calculated based on the same performance measures as the annual cash bonus, but paid as described above. Additionally, with respect to the 25% discretionary component of the Incentive Plan, the Compensation Committee awarded 100% of the discretionary component relating to annual and deferred cash bonuses to Messrs. Hamamoto, Richardson, Gilbert and Tylis, except that 75% of the discretionary component relating to the annual cash bonus was awarded to Mr. Hamamoto. Furthermore, pursuant to the terms of the Incentive Plan, any amounts earned under the Incentive Plan that are not otherwise allocated to non-executive officers by management may be allocated to the executive officers upon the recommendation of the chief executive officer, subject to the approval of the Compensation Committee. An additional approximately $1,500,000 was allocable under the Incentive Plan to the Company's executive officers, of which the Compensation Committee allocated $200,000 to Mr. Tylis as annual cash bonus in recognition of his added responsibilities and the performance of the Company's real estate securities business. The Compensation Committee did not allocate the remaining $1,300,000.

        As described above, the Compensation Committee considers, among other things, each executive officer's contribution to the performance of the Company in determining the discretionary component of bonuses for the executive officers under the Incentive Plan. Given the continued difficult conditions that the Company and others in the real estate finance sector faced in 2009, the Compensation Committee placed considerable significance on the team effort put forth by the executive officers in additional to each executive officer's contribution to the Company's success in 2009. In terms of individual performance, the Compensation Committee considered the following in evaluating bonuses for each of the executive officers: (i) Mr. Hamamoto's leadership and strategic foresight in guiding the Company through difficult market conditions; (ii) Mr. Richardson's financial and strategic guidance and liquidity management; (iii) Mr. Gilbert's performance with respect to the credit quality and restructuring of the Company's commercial real estate loans; and (iv) Mr. Tylis's management of the Company's intricate legal framework and oversight of the Company's real estate securities business.

        Based on the foregoing, the following annual cash bonuses were paid pursuant to the Incentive Plan for our executive officers for the 2009 fiscal year: David T. Hamamoto—$2,616,840; Andrew C. Richardson—$1,395,648; Daniel R. Gilbert—$1,395,648; and Albert Tylis—$1,316,518. Additionally, the following deferred cash bonuses, payable 50% on December 31, 2010 and 50% on December 31, 2011, pursuant to the Incentive Plan were awarded to our executive officers for the 2009 fiscal year: David T. Hamamoto—$1,395,648; Andrew C. Richardson—$697,824; Daniel R. Gilbert—$697,824; and Albert Tylis—$558,259. In order to ensure that the basis under which the Compensation Committee made its determinations under the Incentive Plan were accurate, each of the executive officer's bonuses were paid after the Compensation Committee had reviewed the Company's audited financial statements for the year ended December 31, 2009.

        Additionally, the Compensation Committee made certain determinations with respect to Mr. Richard McCready's potential compensation for 2009. The Compensation Committee originally determined that Mr. McCready would be entitled to receive 1% of the net proceeds from sales, refinancings or recapitalizations of the Company's Wakefield joint venture in 2009 and 0.5% of the net amount of capital raised in 2009 for any vehicle sponsored by the Company from its non-listed REIT initiative, including amounts raised in any Regulation D offering. Fifty percent of such amounts earned by Mr. McCready would have been paid as a cash bonus and the remaining 50% would have been paid in the same manner as deferred cash bonuses under the Incentive Plan. Furthermore, the Compensation Committee allocated to Mr. McCready 1% of the incentive pool referred to above with respect to the annual cash bonus component and an additional 1% of the incentive pool payable under the long-term incentive component of the Incentive Plan. Mr. McCready resigned from the Company effective January 19, 2010. Mr. McCready did not receive a bonus for 2010 and the Company entered into a Separation Agreement with Mr. McCready described under "Employment Arrangements" below.

  Long-Term Incentive Awards

        As with annual cash bonuses, long-term incentive awards are intended to compensate our executive officers for their performance and the performance of the Company. Additionally, long-term incentive awards are also designed to strengthen our ability to retain talented executives and creates an incentive for executives to consider our long-term best interests. In the past, the Compensation Committee has made annual equity awards that vest over a three-year period, which appropriately align our executive officers' interests with those of our stockholders and further the long-term perspective necessary for success in our business.

        For 2009, the Company's inability to make equity awards to executives because there were only 181,634 equity awards available to grant and the Compensation Committee's desire to achieve the benefits of equity awards partly precipitated the long-term incentive portion of the Incentive Plan. For the long-term incentive component, following the formation of the incentive pool for the year ended December 31, 2009, each executive officer was granted a number of restricted stock units determined by dividing the value of the executive officer's pool allocation for this component by the 20-day average closing price of the Company's common stock as of December 31, 2009 (such amount, the "Initial Long-Term Allocation"). Upon the conclusion of the three-year performance period ending December 31, 2011, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout, inclusive of the dividends paid with respect to a share of common stock during the second and third year of the three-year performance period, for each restricted stock unit actually earned based on the Company's achievement of cumulative AFFO and/or a stock price goal during the performance period (the "Long-Term Amount"). The Long-Term Amount, if any, will be paid in the form of shares of common stock to the extent available under the Company's equity compensation plans or, if all or a portion of such shares are not available, in cash; provided, that the amount of cash paid to any executive officer with respect to the Long-Term Amount shall not exceed such executive officer's Initial Long-Term Allocation. For the three-year performance period ending December 31, 2011, the AFFO goals range from $75 million to $150 million and correspond to payouts of 25%, 50%, 75% and 100% of the Long-Term Amount. In connection with the implementation of the Incentive Plan, the Compensation Committee adopted an $8.21 per share stock price goal for the three-year performance period ending December 31, 2011, which corresponds to a 100% payout of the Long-Term Amount. Subsequent to the conclusion of the 2009 fiscal year, the Compensation Committee determined it was appropriate and in the shareholder's best interest to also provide for stock price goals of $6.34 per share, which would equate to a one-third payout of the Long-Term Amount, and $7.21 per share, which would equate to a two-thirds payout of the Long-Term Amount.

        Pursuant to the formula set forth in the Incentive Plan, the following restricted stock units were allocated to our named executive officers, which remain subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2011 and are subject to the executive officer's continued employment through such date: David T. Hamamoto—1,656,555; Andrew C. Richardson—538,380; Daniel R. Gilbert—538,380; and Albert Tylis—414,139.

    Other Incentive Programs

  2004 Omnibus Stock Incentive Plan

        The 2004 Omnibus Stock Incentive Plan (the "2004 Stock Incentive Plan") was adopted in 2004 in connection with the Company's initial public offering. The purpose of the 2004 Stock Incentive Plan is to enable the Company to attract and retain highly qualified personnel who will contribute to the Company's success and to provide incentives to participants that are linked directly to increases in stockholder value and will, therefore, inure to the benefit of all stockholders of the Company. The 2004 Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and other equity-based awards, or any combination of the foregoing. The eligible participants of the 2004 Stock Incentive Plan include our directors, officers, employees, consultants and advisors. Currently, there are only 181,634 shares that remain available for issuance under the 2004 Stock Incentive Plan. The Compensation Committee believes that the issuance of stock-based awards under the 2004 Stock Incentive Plan has provided a long-term incentive to our executive officers and aligned their interests with those of our stockholders.

  Mitch Wasterlain Outperformance Bonus Plan

        Pursuant to an Outperformance Bonus Plan that we entered into with Mitch Wasterlain, our former chief investment officer, Mr. Wasterlain was entitled to receive incentive compensation equal to 15% of the net profits from our real estate securities business in excess of a 12% return on invested capital. Mr. Wasterlain's Outperformance Bonus Plan was terminated on February 8, 2010. No amounts were paid to Mr. Wasterlain under the Outperformance Bonus Plan for the 2009 fiscal year.

Equity Grant Policies

        Historically, we have made our annual equity grants at the first or second meeting of the Compensation Committee of each year, but in no event later than January 31st of each year. This timeline enabled us to consider the Company's and our executive's performance in the prior year and weigh them against our expectations for the current year. The awards were also made as early as practicable in the year in order to maximize the time-period for the incentives associated with the awards. In connection with compensation determinations for 2009, due to the adoption of the Incentive Plan and an overall lack of available equity awards, the Company did not make any equity grants to its executive officers for 2009. As described above, the restricted stock units that may be awarded under the long-term incentive component of the Incentive Plan will be determined based on the 20-day average closing price of the Company's common stock at the end of the first year of each grant cycle.

        Our practice has been to determine the dollar amount of equity compensation that we want to provide and to then grant a number of long term incentive plan units ("LTIP units") that have a fair market value equal to that amount on the date of grant. LTIP units represent units of partnership interest which are structured as profits interest in our operating partnership and which, conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, may be converted, at the election of the holder, into one common unit of partnership interest in our operating partnership. Upon the election of a holder, each such operating partnership unit is then redeemable for cash equal to the then fair market value of one share of our common stock or, at our option, one share of our common stock. We determine the fair market value of LTIP units based upon the closing price of our common stock on the day of determination and we do not apply a discount to LTIP units relative to our common stock even though LTIP units may never become redeemable for common stock and even though the LTIP units vest over a period of time (often three years) and are subject to forfeiture if an executive officer is not employed by the Company. We do, however, pay dividends on the entire amount of all LTIP grants beginning on the date of grant, except for the LTIP units granted under our 2006 Outperformance Plan, which were not entitled to dividends unless and until the performance-based vesting hurdles were met. We also do not pay dividends on restricted stock units issued under our Incentive Plan, unless and until the performance hurdles are met, in which case dividends paid during the second and third year of the applicable performance period would be paid following the conclusion of the applicable performance period on the restricted stock units if they are earned. Additionally, grants to new hires have historically been made on their respective start dates and the price used to determine the number of LTIP units that are granted is the closing price of our stock on the business day preceding their employment start date. We do not have any practice to time the grant of LTIP units in conjunction with the release of material, non-public information. Furthermore, to the extent that we are able to issue equity awards in the future outside of our Incentive Plan, we currently anticipate that such issuance would be in the form of LTIP units.

        Historically, although the Compensation Committee has considered forms of equity compensation other than LTIP units, including stock option grants, the Compensation Committee has determined that LTIP units best align the interests of our executive officers with those of our stockholders and potentially provide for certain tax benefits to our executive officers. Additionally, grants of LTIP units may be less dilutive to stockholders over time than options even though the grants of LTIP units are initially more dilutive because they are deemed outstanding at the time of grant for purposes of AFFO and net income per share calculations. Because we are largely measured by the capital markets based on our AFFO, which is exclusive of equity based compensation expense, the Compensation Committee applies a lesser weighting to the accounting cost associated with equity awards in determining the type of equity awards to provide our executive officers.

        In connection with the adoption of the Incentive Plan, the Compensation Committee determined that it was appropriate to utilize performance based restricted stock units that may be settled in cash (subject to a cap as described above) or in stock because of the limited number of remaining equity awards available under the 2004 Stock Incentive Plan.

        In establishing award levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested because earned and/or vested equity awards do not have retention value. Additionally, it is our belief that competitors seeking to hire our employees would not give credit for equity ownership in our company and, accordingly, to remain competitive, we would not give credit for ownership levels either. Given the turmoil in the markets and the reduction of value of previous awards granted to our executive officers, we believe it is prudent to consider such reduction in value in determining overall compensation levels for our executive officers, particularly under circumstances where market conditions, rather than management performance, has caused the reduction.

Stock Ownership Guidelines

        Our Board adopted the following minimum stock ownership guidelines for our executive officers and members of our Board:

Title	Guideline
Chief Executive Officer	A multiple of 4X base salary in effect from time to time
Executive Vice President	A multiple of 2X base salary in effect from time to time
Director	A minimum of 10,000 shares

        Ownership will include: (i) shares or LTIP units owned individually and by a person's immediate family members or trusts for the benefit of his or her immediate family members; (ii) restricted stock or LTIP units not yet vested; (iii) shares or LTIP units held in a 401(k) plan; and (iv) shares or LTIP units held in employee stock purchase or deferred compensation plans. Newly elected or appointed executive officers and directors will not be permitted to sell or otherwise transfer any shares or LTIP units until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between executives, directors and stockholders and encourages executives and directors to act to increase stockholder value. As of the date of this proxy statement, all of the named executive officers and directors are in compliance with our stock ownership guidelines.

    Employment Arrangements

        On October 4, 2007, in connection with the expiration of the three-year term of certain employment agreements with certain of our executive officers, we entered into new employment and non-competition agreements with Messrs. Hamamoto, Richardson, Gilbert, Tylis and McCready. Each employment and non-competition agreement has an initial term of three years and will extend on an annual basis for one additional year, unless notice not to renew the employment and non-competition agreement is given 90 days prior to the expiration of its term. Additionally, each employment and non-competition agreement provides for certain payments in the event of termination, as described in "Potential Payments on Termination or Change in Control" beginning on page 27.

        The Company has entered into a separation and consulting agreement, dated January 25, 2010 (the "Separation Agreement"), with Mr. McCready. Pursuant to the Separation Agreement, Mr. McCready's employment with the Company ceased effective January 19, 2010 and the Separation Agreement provides for the engagement of Mr. McCready as a consultant for a six month period commencing effective as of February 1, 2010 for a semi-monthly fee equal to $20,833.33. As part of the Separation Agreement, (i) the Company paid Mr. McCready $3,500,000 in satisfaction of, among other things, all amounts that may be owed to Mr. McCready pursuant to his employment agreement and the Incentive Plan and (ii) all of LTIP units previously issued, to the extent not previously vested, immediately vested as provided for in Mr. McCready's employment and non-competition agreement. The Company filed a copy of the Separation Agreement on Form 8-K on January 25, 2010.

    Other Awards

  Perquisites

        At this time, we do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with additional compensation in the form of perquisites. Accordingly, in 2009, none of our executive officers received any perquisites.

  Retirement Plans

        Consistent with the practice of many publicly traded companies, we maintain a standard 401(k) plan in which all of our employees are entitled to participate. We match 100% of the first 3% of an employee's contributions and 50% of the next 2% of the employee's contributions. We abide by the limits imposed by the internal revenue service on the amount an employer can contribute to a 401(k) plan. In 2009, this limit was $9,800 per employee.

  Deferred Compensation Plans

        At this time, we do not believe it is necessary for the attraction or retention of management talent to provide a deferred compensation plan to any of our executive officers.

Compensation of Executive Officers

Summary Compensation Tables

        The following table shows the compensation for each of our named executive officer in accordance with Item 402(c) of Regulation S-K.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(1)	Total Compensation ($)
David T. Hamamoto	2009	950,000	523,368	(2)(3)	—		2,093,472	(4)(5)	9,800	3,576,640
Chairman & Chief	2008	950,000	3,450,000	(6)	8,000,000	(7)	—		9,200	12,409,200
Executive Officer	2007	950,000	1,000,000		13,650,000	(8)	—		9,000	15,609,000
Andrew C. Richardson	2009	500,000	348,912	(2)(3)	—		1,046,736	(4)(5)	9,800	1,905,448
Chief Financial Officer &	2008	500,000	1,937,500	(6)	3,875,000	(7)	—		9,200	6,321,700
Treasurer	2007	500,000	325,000		7,100,000	(8)	—		9,000	7,934,000
Daniel R. Gilbert	2009	500,000	348,912	(2)(3)	—		1,046,736	(4)(5)	9,800	1,905,448
Chief Investment	2008	500,000	1,937,500	(6)	3,550,000	(7)	—		9,200	5,996,700
Officer	2007	500,000	650,000		7,100,000	(8)	—		9,000	8,259,000
Albert Tylis	2009	400,000	479,130	(2)(3)	—		837,388	(4)(5)	9,800	1,726,318
Chief Operating Officer,
General Counsel & Secretary
Richard J. McCready(9)	2009	400,000	—		—		—		9,800	409,800
Former Chief Operating	2008	400,000	950,000		1,000,000		—		9,200	2,359,200
Officer & Assistant Secretary	2007	286,026	350,000		3,200,000	(8)	—		7,750	3,843,776

(1)
Represents matching contributions in connection with our 401(k) plan.

(2)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2009.

(3)
Does not include the following discretionary portion of the deferred cash bonuses payable 50% on December 31, 2010 and 50% on December 31, 2011 (if the applicable executive officer remains employed through each such date), awarded to our named executive officers pursuant to the Incentive Plan: David T. Hamamoto—$348,912; Andrew C. Richardson—$174,456; Daniel R. Gilbert—$174,456; and Albert Tylis—$139,565.

(4)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2009.

(5)
Does not include the following non-discretionary portion of the deferred cash bonuses payable 50% on December 31, 2010 and 50% on December 31, 2011 (if the applicable executive officer remains employed through each such date), awarded to our named executive officers pursuant to the Incentive Plan: David T. Hamamoto—$1,046,736; Andrew C. Richardson—$523,368; Daniel R. Gilbert—$523,368; and Albert Tylis—$418,694.

(6)
Includes $1,250,000 for Mr. Hamamoto and $700,000 for Messrs. Richardson and Gilbert that was subject to forfeiture through the termination of a dollar equivalent amount of vested LTIP units if any such person was terminated for "cause" or resigned without "good reason" (each, as defined in their respective employment agreements) prior to January 1, 2010.

(7)
Includes stock bonus received for 2007 fiscal year (paid in January 2008) and stock bonus received for 2008 fiscal year (paid in December 2008). These stock bonuses vest quarterly over a three-year period.

(8)
Includes stock bonus received for 2006 fiscal year (paid in January 2007) and retention awards received in October 2007. The stock bonuses vest quarterly over a three-year period and the retention awards vest 10% quarterly over the first year and quarterly over three years thereafter.

(9)
Mr. McCready's employment ceased as of January 19, 2010.

        The supplemental table below values the stock awards based on the closing price of $3.43 per share as of December 31, 2009. In the Company's view, the table below provides shareholders with an appropriate understanding of the current value attributable to stock awards provided to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(1)	Total Compensation ($)
David T. Hamamoto	2009	950,000	523,368	(2)(3)	—		2,093,472	(4)(5)	9,800	3,576,640
Chairman & Chief	2008	950,000	3,450,000	(6)	3,828,388	(7)	—		9,200	8,237,588
Executive Officer	2007	950,000	1,000,000		3,634,305	(8)	—		9,000	5,593,305
Andrew C. Richardson	2009	500,000	348,912	(2)(3)	—		1,046,736	(4)(5)	9,800	1,905,448
Chief Financial Officer &	2008	500,000	1,937,500	(6)	1,899,949	(7)	—		9,200	4,346,649
Treasurer	2007	500,000	325,0000		1,931,056	(8)	—		9,000	2,765,056
Daniel R. Gilbert	2009	500,000	348,912	(2)(3)	—		1,046,736	(4)(5)	9,800	1,905,448
Chief Investment	2008	500,000	1,937,500	(6)	1,778,517	(7)	—		9,200	4,225,217
Officer	2007	500,000	650,000		1,931,056	(8)	—		9,000	3,090,056
Albert Tylis	2009	400,000	479,130	(2)(3)	—		837,388	(4)(5)	9,800	1,726,318
Chief Operating Officer,
General Counsel & Secretary
Richard J. McCready(9)	2009	400,000	—		—		—		9,800	409,800
Former Chief Operating	2008	400,000	950,000		401,169		—		9,200	1,760,369
Officer & Assistant Secretary	2007	286,026	350,000		892,682	(8)	—		7,750	1,536,458

(1)
Represents matching contributions in connection with our 401(k) plan.

(2)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2009.

(3)
Does not include the following discretionary portion of the deferred cash bonuses payable 50% on December 31, 2010 and 50% on December 31, 2011 (if the applicable executive officer remains employed through each such date), awarded to our named executive officers pursuant to the Incentive Plan: David T. Hamamoto—$348,912; Andrew C. Richardson—$174,456; Daniel R. Gilbert—$174,456; and Albert Tylis—$139,565.

(4)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2009.

(5)
Does not include the following non-discretionary portion of the deferred cash bonuses payable 50% on December 31, 2010 and 50% on December 31, 2011 (if the applicable executive officer remains employed through each such date), awarded to our named executive officers pursuant to the Incentive Plan: David T. Hamamoto—$1,046,736; Andrew C. Richardson—$523,368; Daniel R. Gilbert—$523,368; and Albert Tylis—$418,694.

(6)
Includes $1,250,000 for Mr. Hamamoto and $700,000 for Messrs. Richardson and Gilbert that was subject to forfeiture through the termination of a dollar equivalent amount of vested LTIP units if any such person was terminated for "cause" or resigned without "good reason" (each, as defined in their respective employment agreements) prior to January 1, 2010.

(7)
Includes stock bonus received for 2007 fiscal year (paid in January 2008) and stock bonus received for 2008 fiscal year (paid in December 2008). These stock bonuses vest quarterly over a three-year period.

(8)
Includes stock bonus received for 2006 fiscal year (paid in January 2007) and retention awards received in October 2007. The stock bonuses vest quarterly over a three-year period and the retention awards vest 10% quarterly over the first year and quarterly over three years thereafter.

(9)
Mr. McCready's employment ceased as of January 19, 2010.

2009 Grants of Plan-Based Awards

        The following table provides information about awards granted in 2009 to each of our named executive officers. There were no stock awards or option awards in 2009. All of the awards referenced below are pursuant to our Incentive Plan.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David T. Hamamoto	—	3,140,208	—	—	—	—
Andrew C. Richardson	—	1,570,104	—	—	—	—
Daniel R. Gilbert	—	1,570,104	—	—	—	—
Albert Tylis	—	1,256,082	—	—	—	—
Richard J. McCready	—	—	—	—	—	—

(1)
Under the Incentive Plan, on July 21, 2009, award recipients were granted percentage allocations in an annual bonus pool and a deferred bonus pool, the size of which was to be determined based on the Company's adjusted equity capital during the year and AFFO above a 9% return hurdle on adjusted equity capital for the year. The potential payout for 75% of these allocations were then to be determined based on AFFO and Liquidity targets and the potential payout for the remaining 25% was to be discretionary. The amount reported relates to the 75% of these allocations that were not discretionary. Because there is no established target amount for these allocations under the Incentive Plan, the amount reported under the "Target ($)" sub-column represents the amount that was earned based on the Company's performance during 2009. Of the amount earned, (i) the following amounts were paid to our executive officers: David T. Hamamoto—$2,093,472; Andrew C. Richardson—$1,046,736; Daniel R. Gilbert—$1,046,736; and Albert Tylis—$837,388, and (ii) the following amounts are payable 50% on December 31, 2010 and 50% on December 31, 2011 if the applicable executive officer remains employed with the Company through each such date: David T. Hamamoto—$1,046,736; Andrew C. Richardson—$523,368; Daniel R. Gilbert—$523,368; and Albert Tylis—$418,694. As there was no minimum or maximum amount for these allocations under the Incentive Plan, the sub-columns "Threshold ($)" and "Maximum ($)" are not applicable. See "Executive Compensation and Other Information—Elements of Compensation" for additional information relating to the Incentive Plan.

(2)
Under the Incentive Plan, on July 21, 2009, award recipients were granted percentage allocations in a long-term bonus pool, the size of which was to be determined based on the Company's adjusted equity capital during the year and AFFO above a 9% return hurdle on adjusted equity capital for the year. In accordance with the Incentive Plan, as of February 22, 2010, these allocations were converted into restricted stock units granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $3.37 prior to December 31, 2009. The following are the number of restricted stock units that were granted to our executive officers as of February 22, 2010 pursuant to these awards: David T. Hamamoto—1,656,555; Andrew C. Richardson—538,380; Daniel R. Gilbert—538,380; and Albert Tylis—414,139. Each executive officer's restricted stock units will only be earned upon the achievement of cumulative performance goals for the three-year period ending December 31, 2011 and the executive officer's continued employment through such date. Because the grant date for these awards for accounting purposes did not occur until 2010, they are not reflected in the table above. See "Executive Compensation and Other Information—Elements of Compensation" for additional information relating to the Incentive Plan.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

        Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Tables and the Grants of Plan Based Awards Table was paid or awarded, are described above under "Executive Compensation and Other Information—Compensation Discussion and Analysis." The terms of employment and non-competition agreements that we have entered into with our executives are described below under "Employment Arrangements" and "Potential Payments Upon Termination or Change-in-Control."

Outstanding Equity Awards at Fiscal Year End 2009

        The following table sets forth certain information with respect to outstanding equity awards at December 31, 2009 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
David T. Hamamoto	1,085,217	3,722,294	—	—
Andrew C. Richardson	579,431	1,987,448	—	—
Daniel R. Gilbert	564,680	1,936,852	—	—
Albert Tylis	235,285	807,028	—	—
Richard J. McCready(4)	167,266	573,722	—	—

(1)
Represents LTIP units.

(2)
Based on a price per share of $3.43, which was the closing price of our common stock on the New York Stock Exchange at December 31, 2009, and assumes the redemption of the LTIP units for an equal number of shares of common stock.

(3)
In accordance with the Incentive Plan, as of February 22, 2010, our executive officers' allocations in a long-term bonus pool for 2009 were converted into restricted stock units granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $3.37 prior to December 31, 2009. The following are the number of restricted stock units granted to our named executive officers as of February 22, 2010 pursuant to these awards: David T. Hamamoto—1,656,555; Andrew C. Richardson—538,380; Daniel R. Gilbert—538,380; and Albert Tylis—414,139. Based on a price per share of $3.43, which was the closing price of our common stock on the New York Stock Exchange at December 31, 2009, and if the performance hurdles under the Incentive Plan for the three-year performance period ending December 31, 2011 continued at the same annualized rate as we experienced during 2009, the value of the stock underlying these restricted stock units would be as follows: David T. Hamamoto—$5,681,984; Andrew C. Richardson—$1,846,643; Daniel R. Gilbert—$1,846,643; and Albert Tylis—$1,420,497. Each executive officer's restricted stock units will only be earned upon the achievement of cumulative performance goals for the three-year period ending December 31, 2011 and the executive officer's continued employment through such date. Assuming our performance for the three-year performance period applicable to these awards continues at the same annualized rate as we experienced during 2009, each executive officer will fully earn all of these restricted stock units. Because the grant date for these awards for accounting purposes did not occur until 2010, they are not reflected in the table above. See "Executive Compensation and Other Information—Elements of Compensation" for additional information relating to the Incentive Plan.

(4)
Mr. McCready's unvested units vested in connection with his Separation Agreement.

Option Exercises and Stock Vested in 2009

        The following table sets forth certain information with respect to stock award vesting during the year ended December 31, 2009 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David T. Hamamoto	610,747	2,135,483
Andrew C. Richardson	307,805	1,073,836
Daniel R. Gilbert	293,615	1,026,274
Albert Tylis	145,466	507,567
Richard J. McCready	121,936	426,016

(1)
Represents LTIP units and assumes the redemption of the LTIP units for an equal number of shares of our common stock.

(2)
Based on the closing price of our common stock on the New York Stock Exchange on the date of vesting, which ranged from $3.24 per share to $3.80 per share.

Potential Payments on Termination or Change in Control

        We have entered into employment and non-competition agreements, each dated as of October 4, 2007, with Messrs. Hamamoto, Richardson, Gilbert, Tylis and McCready, that provide for certain severance payments, change in control benefits and tax gross-up payments. All of the agreements have three-year initial terms. Following the initial terms, the agreements automatically will extend on an annual basis for one additional year, unless notice not to renew an agreement is given 90 days prior to the expiration of its term. References to, and summaries of, the employment and non-competition agreements are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to our periodic filings with the SEC.

    Severance

        We believe that companies should provide reasonable severance benefits to its executive officers. Each of our employment and non-competition agreements with Messrs. Hamamoto, Richardson, Gilbert and Tylis provide that the executive will receive severance payments in the event we terminate his employment (other than a termination for "cause," as defined in each employment agreement, or by the executive without "good reason," also as defined in each employment agreement). Under these employment and non-competition agreements, upon an executive's death or disability, an executive would be entitled to a payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) 1.0 times the executive's base salary at the rate in effect on the date of termination, plus full vesting of all Company equity awards. In the event of termination of employment for any reason other than those described above, these executives would be entitled to payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) an amount equal to the executive's total compensation in effect prior to the date of termination (which is generally defined to mean base salary plus the average of the annual bonuses (including cash bonuses and annual bonuses paid in LTIPs or other securities) earned for the three years prior to the year in which the termination occurs) multiplied by 2.25 in the case of Mr. Hamamoto and 1.5 in the case of Messrs. Richardson, Gilbert and Tylis, plus in each case the full vesting of all Company equity awards.

        Pursuant to each employment and non-competition agreement, each executive has agreed that, during his employment with us and for a period of one year following the termination of his employment, he will not solicit any of our employees, officers, consultants or joint venture partners to terminate their employment or other relationships with us. In addition, pursuant to each employment and non-competition agreement with Messrs. Hamamoto, Richardson, Gilbert and Tylis, each executive has agreed that during his employment with us and for a period of one year following the termination of his employment (other than under certain circumstances, including upon the expiration of the term of his employment agreement at our election or termination by us of the executive without "cause" (as defined in each employment agreement)), that he will not engage in any business that competes directly with the principal businesses conducted by us as of the date of the executive's termination of employment. We entered into these employment and non-competition agreements with certain of our executive officers in connection with the expiration of the initial three-year term of certain of these agreements in order to appropriately retain and incentivize our executive officers with employment agreements that reflected overall terms that were competitive to our peer group and to the marketplace generally. We believe that these agreements serve the interests of our stockholders and assist us in retaining our executive officers because the agreements provide reasonable severance to our executive officers in exchange for their valued service and restrictive covenants that protect us. Additionally, because the severance level is negotiated up front, it potentially makes it easier for our board to terminate executive officers for performance reasons without the need for protracted negotiation over severance.

        Additionally, our Incentive Plan delineates the amounts that may be owed to our executive officers under the Incentive Plan if they are terminated without "cause" or resign for "good reason." The Incentive Plan provides for the following arrangements for each of the components under the Incentive Plan:

        Annual Cash Bonus:    If an executive officer is eligible to receive an annual cash bonus for the year that includes the date the executive officer's employment terminates, the amount of the executive's actual annual cash bonus shall be pro-rated based on the number of days in such plan year prior to the date of executive's termination with reference to a bonus pool that is determined (and paid) at the conclusion of the year.

        Deferred Cash Bonus:    If an executive officer is eligible to receive a deferred cash bonus and the deferred cash bonus relates to the plan year that includes the date the executive officer's employment terminates, the amount of an executive officer's deferred cash bonus shall be calculated in the same manner as the annual cash bonus. If a deferred cash bonus relates to any completed plan year, the Compensation Committee shall accelerate the vesting of any unvested and unpaid portion of such deferred cash bonus.

        Long-Term Incentive:    If an executive officer is eligible to receive any amount payable under the long-term incentive component of the Incentive Plan, the amount of the executive officer's payment shall be calculated (and paid) as of the end of such long-term bonus period, but pro-rated based on the number of days that the executive was employed during such long-term bonus period.

        Each payment described above shall be paid to the executive officer only if the executive officer has signed a general release of claims in favor of the Company and related persons and entities in a form and manner satisfactory to the Company.

    Change of Control

        The employment and non-competition agreements with our executive officers provide for certain change in control benefits, which only apply after a change in control if the executive officer is terminated or is assigned duties with the successor inconsistent with executive officer's title, position, status, reporting relationships, authority, duties or responsibilities to us. Under these circumstances, the executive officers would be entitled to terminate their respective employment and non-competition agreements for "good reason" and would be entitled to the corresponding severance payments described above.

        The grant letters applicable to equity awards granted under the 2004 Stock Incentive Plan provide for the full accelerated vesting of the awards under the 2004 Stock Incentive Plan upon a change in control. Additionally, our Incentive Plan provides for the following arrangements in connection with a change of control for each of the components under the Incentive Plan:

        Annual Cash Bonus:    If an executive officer is eligible to receive an annual cash bonus for the year that includes the effective date of a change of control (the "Change of Control Date"), the amount of the executive officer's annual cash bonus shall be pro-rated with reference to a bonus pool that is adjusted by the Compensation Committee on an equitable basis as of the Change of Control Date to reflect the shortened year. In determining the achievement of performance targets and the percentage of the annual cash bonus payable to executive officers for the applicable adjusted year, the Compensation Committee shall apply the following principles: (i) the Compensation Committee shall not consider or give effect to any discretionary component or subjective performance criteria of the Incentive Plan and shall equitably re-weight all remaining and applicable objective performance targets and (ii) to the extent possible, the Compensation Committee shall annualize or extrapolate performance as of the Change of Control Date for the entire year.

        Deferred Cash Bonus:    If an executive officer is eligible to receive a deferred cash bonus and the deferred cash bonus relates to the plan year that includes the Change of Control Date, the amount of an executive officer's deferred cash bonus shall be calculated in the same manner as the annual cash bonus. If a deferred cash bonus relates to any completed plan year, the Compensation Committee shall accelerate the vesting of any unvested and unpaid portion of such deferred cash bonus.

        Long-Term Incentive:    An executive officer shall be deemed to have earned the amount payable under the long-term incentive component of the Incentive Plan with reference to a bonus pool that is pro-rated based on the number of days from January 1 of the first plan year through the Change of Control Date. For purposes of the foregoing, all applicable performance targets relating to the long-term incentive component shall be deemed to have been achieved in full.

        Payments described under the Annual Cash Bonus and Deferred Cash Bonus sections shall be paid to the executive officer on the Change of Control Date to the extent practicable or, if not practicable, as soon as reasonably possible following the Change of Control Date, but in no event later than 45 days following the Change of Control Date. Payments described under the Long-Term Incentive section shall be paid to the executive officers at the earliest of (i) nine months following the Change of Control Date, (ii) the date on which the applicable performance period would have concluded but for the change of control, (iii) the termination of an executive officer in connection with or following the change of control without "cause," (iv) the resignation of an executive officer in connection with or following the change of control for "good reason" to the extent that the executive officer is entitled to resign for "good reason" and (v) March 1 of the calendar year following the Change of Control Date.

        We determined that in order to be competitive in the marketplace, it was customary to provide for certain provisions upon a change of control, particularly because in many instances senior management lose their jobs in connection with a change of control. By agreeing up front to protect our executive officers from losing their equity or other compensation in the event of a change of control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change of control. This protection also aligns the interests of our executive officers with those of our stockholders.

    Tax Gross-Up

        Our employment agreements also provide for a tax gross-up payment to our executives in the event they are terminated without "cause" or resign for "good reason" following a change of control and become subject to the so-called "parachute" tax imposed by Internal Revenue Code Section 280G.

        The following table shows the potential payments to our named executive officers upon a termination of employment without "cause" or for "good reason" (each as defined in the executive officer's employment agreement), upon a change of control and upon the death or disability of a named executive officer. Our executive officers are not entitled to any payments if they are terminated for "cause" or resign without "good reason" or if they retire. In preparing the tables below, we assumed the termination or change of control occurred on December 31, 2009 (the closing price per share of our common stock was $3.43 as of December 31, 2009).

Name	Payments/Benefits	Termination Without Cause or For Good Reason		Change in Control	Change in Control (Termination For Good Reason)(1)	Death or Disability
David T. Hamamoto	Cash Severance Payment	$14,484,366		$0	$14,484,366	$950,000
	LTIP Units(2)	$3,722,294		$3,722,294	$3,722,294	$3,722,294
	Incentive Plan	$1,395,648	(3)	$3,270,703	$3,270,703	$1,395,648	(3)
	280G Tax Gross-up(4)	—		$0	$9,035,081	—
Andrew C. Richardson	Cash Severance Payment	$4,990,486		$0	$4,990,486	$500,000
	LTIP Units(2)	$1,987,448		$1,987,448	$1,987,448	$1,987,448
	Incentive Plan	697,824	(3)	$1,307,216	$1,307,216	697,824	(3)
	280G Tax Gross-up(4)	—		$0	$2,934,419	—
Daniel R. Gilbert	Cash Severance Payment	$4,990,486		$0	$4,990,486	$500,000
	LTIP Units(2)	$1,936,852		$1,936,852	$1,936,852	$1,936,852
	Incentive Plan	697,824	(3)	$1,307,216	$1,307,216	697,824	(3)
	280G Tax Gross-up(4)	—		$0	$2,814,061	—
Albert Tylis	Cash Severance Payment	$3,287,389		$0	$3,287,389	$400,000
	LTIP Units(2)	$776,778		$776,778	$776,778	$776,778
	Incentive Plan	$558,259	(3)	$1,027,023	$1,027,023	$558,259	(3)
	280G Tax Gross-up(4)	—		$0	$2,061,348	—
Richard J. McCready	Cash Severance Payment	$2,087,500		$0	$2,087,500	$400,000
	LTIP Units(2)	$573,722		$573,722	$573,722	$573,722
	Incentive Plan	$0		$0	$0	$0
	280G Tax Gross-up(4)	—		$0	$912,543	—

(1)
If, following a change of control, any of Messrs. Hamamoto, Richardson, Gilbert, Tylis and McCready, is assigned duties with the successor inconsistent with the executive's title, position, status, reporting relationships, authority, duties or responsibilities to us, the executive may terminate his employment agreement for "good reason."

(2)
Represents the number of LTIP units multiplied by $3.43, which was the closing price per share of our common stock as of December 31, 2009.

(3)
Does not include the value of the following restricted stock units allocated to our named executive officers under our Incentive Plan, which are subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2011: David T. Hamamoto—1,656,555; Andrew C. Richardson—538,380; Daniel R. Gilbert—538,380; and Albert Tylis—414,139. Following the conclusion of the performance period ending December 31, 2011, the named executive officer would be entitled to the number of units that would have been earned had the named executive officer been an employee of the Company at such time, pro-rated based on the date of termination without "cause", resignation for "good reason" or death or disability.

(4)
Assumes an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 8.97% New York state income tax rate for Messrs. Hamamoto, Richardson, Gilbert and Tylis, a 5.3% Massachusetts state income tax rate for Mr. McCready and a 3.65% New York city income tax rate for Messrs. Hamamoto, Richardson and Tylis.

        The tables above do not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of three times the employee's annual salary, but not exceeding a total of $750,000; (ii) disability benefits; and (iii) accrued vacation amounts.

 Compensation of Directors

Determination of Compensation Awards

        Our Nominating and Corporate Governance Committee has responsibility for making recommendations with respect to non-employee director compensation to our entire Board. Our goal is the creation of a reasonable and balanced Board compensation program that aligns the interests of the Board with those of our stockholders. We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us as well as the skill-level required by us of members of the Board.

        Watson Wyatt provides recommendations to the Nominating and Corporate Governance Committee with respect to proposed non-employee director compensation, including recommendations with respect to the split between cash and equity-based compensation, compensation for attendance at meetings, annual compensation and additional compensation for the chairman of the Board, the chairman of each of the Board committees and for the Lead Non-Management Director. The recommendations of Watson Wyatt are based largely on the compensation payable to directors in the REIT industry generally and the trends associated with the compensation payable to directors serving publicly traded REITs. The Nominating and Corporate Governance Committee discusses the recommendations with Watson Wyatt, the chief executive officer and the general counsel and ultimately makes a recommendation to the full Board with respect to all non-employee director compensation. The Nominating and Corporate Governance Committee determined that, despite the complex nature of our business and the time required of our directors, given the current economic environment it was appropriate to not consider any increase in the compensation paid to our directors.

Non-Employee Directors

        Each of our non-employee directors is paid an annual director's fee of $50,000. The non-employee director who serves as Lead Non-Management Director of the Board is paid an additional fee of $15,000 per year. The non-employee director who serves as our Audit Committee chairperson is paid an additional fee of $20,000 per year. Each of the non-employee directors who serve as the chairpersons of our Compensation Committee and our Nominating and Corporate Governance Committee is paid an additional fee of $10,000 per year. Each non-employee director is also paid $1,500 per Board meeting attended ($750 if the meeting is telephonic) and $1,000 per Board committee meeting attended ($500 if the meeting is telephonic). Directors who are our officers or employees, including our chairman of the Board, do not receive compensation as directors. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.

        Pursuant to the 2004 Stock Incentive Plan, we automatically grant to each of our non-employee directors shares of restricted common stock. We will automatically grant to any person who becomes a non-employee director shares of restricted common stock having a value of approximately $50,000 on the date such non-employee director attends his or her first meeting of our Board. The actual number of shares of restricted common stock that we will grant will be determined by dividing the fixed value of the grant by the closing sale price of our common stock on the New York Stock Exchange on the grant date. Restrictions on each of the initial grants of restricted common stock will lapse as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.

        Pursuant to the 2004 Stock Incentive Plan, we will automatically grant shares of common stock having a value of approximately $60,000 to each of our non-employee directors each year. These annual automatic grants will be made on the first business day following each annual meeting of our stockholders and the actual number of shares of common stock that we will grant will be determined by dividing the fixed value of the annual grant by the closing sale price of our common stock on the New York Stock Exchange on the grant date.

Stock Ownership Guidelines

        Our Board has adopted stock ownership guidelines for our Board, which are described above under "Executive Compensation and Other Information—Stock Ownership Guidelines."

Director Compensation for 2009

        The following table provides information concerning the compensation of our non-employee directors for 2009.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
William V. Adamski(2)	101,935	—	101,935
C. Preston Butcher	60,500	60,000	120,500
Stephen E. Cummings(3)	4,785	50,000	54,785
Judith A. Hannaway	78,000	60,000	138,000
Wesley D. Minami	88,000	60,000	148,000
Louis J. Paglia	91,308	60,000	151,308
Frank V. Sica(4)	62,500	60,000	122,500

Total	487,028	350,000	837,028

(1)
As of December 31, 2009, none of our directors held any unexercised option awards or unvested stock awards that had been granted by us as director compensation, except for Mr. Cummings who holds 14,925 unvested shares of restricted stock, which vest annually over a three-year period beginning December 15, 2009.

(2)
Mr. Adamski passed away on January 12, 2009. Following Mr. Adamski's death, the Board approved a $100,000 donation to Mr. Adamski's family to be used for the education of Mr. Adamski's three children.

(3)
Mr. Cummings joined the Board on December 15, 2009.

(4)
Mr. Sica resigned from the Board on January 25, 2010.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee is responsible for, among other things, determining compensation for the Company's executive officers, administering the Company's equity compensation plans, and producing an annual report on executive compensation for inclusion in the Company's annual meeting proxy statement. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, under the Exchange Act, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, which is filed with the Securities and Exchange Commission.

Compensation Committee:

Louis J. Paglia, Chairperson
Stephen E. Cummings

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of April 20, 2010, the total number and the percentage of shares of our common stock beneficially owned by:

  •
  each of our directors and each nominee for director;

  •
  each of our executive officers; and

  •
  all of our directors and executive officers as a group.

        The following table also sets forth how many shares of our common stock are beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of our common stock, in each case, based solely on, and as of the date of, such person's filing of a Schedule 13D or Schedule 13G with the SEC.

        The information set forth below assumes that:

  •
  all of the conditions required for all LTIP units to be redeemable for an equal number of operating partnership units have been satisfied and the LTIP units have been so converted; and

  •
  all operating partnership units, including operating partnership units issuable upon conversion of LTIP units, held by the persons described above are redeemed for shares of our common stock.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number(1)		Percentage(1)
Principal Stockholders:
BlackRock, Inc.	3,788,296	(2)	5.01%
Directors and Executive Officers(3):
David T. Hamamoto	3,633,076	(4)	4.65%
Andrew C. Richardson	1,224,698	(5)	1.59%
Daniel R. Gilbert	1,399,954	(6)	1.82%
Albert Tylis	437,759	(7)	*
C. Preston Butcher	84,366	(8)	*
Stephen E. Cummings	14,925
Judith A. Hannaway	39,827		*
Wesley D. Minami	86,806		*
Louis J. Paglia	68,556		*
All directors and officers as a group (9 persons)	6,989,967		8.63%

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Notwithstanding the foregoing, shares of common stock subject to LTIP units irrespective of whether they are currently redeemable or redeemable within 60 days, are deemed outstanding for computing the percentage of the person holding such LTIP units but are not deemed outstanding for computing the percentage of any other person. In addition, we have assumed that any operating partnership units and LTIP units (irrespective of whether they are currently redeemable or redeemable within 60 days of the date hereof and irrespective of the fact that upon redemption we may pay cash), beneficially owned by any of the persons listed in the table above (but not units held by us) have been redeemed for an equivalent number shares of our common stock and, therefore, have deemed such number of shares as outstanding for purposes of presenting the number and computing the percentage of shares of our common stock beneficially owned by such persons.

(2)
Based on information included in the Schedule 13G filed by BlackRock, Inc. on January 29, 2010. BlackRock, Inc. beneficially owns 3,788,296 shares of common stock and has sole voting power and sole dispositive power over 3,788,296 shares of common stock. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)
The address of each of the directors and executive officers is 399 Park Avenue, New York, NY 10022.

(4)
Includes (i) 667,259 shares of common stock held directly by Mr. Hamamoto, (ii) 393,037 shares of common stock held by two trusts, for which Mr. Hamamoto is the trustee, for the benefit of Mr. Hamamoto's children, (iii) 12,536 shares of common stock held by DTH Investment Holdings LLC, of which Mr. Hamamoto is the managing member and which is owned by Mr. Hamamoto, his wife and a grantor trust for the benefit of Mr. Hamamoto's children, (iv) 62,681 shares of common stock held by DTH Holdings, LLC, of which Mr. Hamamoto is the managing member, (v) 67,592 shares of common stock held by Oahu Holdings LLC, of which Mr. Hamamoto is the managing member, (vi) 490,195 LTIP units that were granted to Mr. Hamamoto under the 2004 Stock Incentive Plan that are owned by a grantor trust, of which Mr. Hamamoto is currently the primary beneficiary and trustee, and (vii) 1,939,776 LTIP units that were granted to Mr. Hamamoto under the Stock Plan and the Company's 2004 Long-Term Incentive Bonus Plan and are owned directly by Mr. Hamamoto.

(5)
Includes 58,572 shares of common stock held directly by Mr. Richardson and 1,166,126 LTIP units granted under the 2004 Stock Incentive Plan and the Company's 2004 Long-Term Incentive Bonus Plan.

(6)
Includes 62,343 shares of common stock owned directly by Mr. Gilbert and 1,337,611 LTIP units granted under the 2004 Stock Incentive Plan and the Company's 2004 Long-Term Incentive Bonus Plan.

(7)
Includes 18,728 shares of common stock owned directly by Mr. Tylis and 419,031 LTIP units granted under the 2004 Stock Incentive Plan and the Company's 2004 Long-Term Incentive Bonus Plan.

(8)
Includes 32,617 shares of common stock held by the CPB/CFB revocable trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 2007, the Company acquired a $100.0 million junior participation (subsequently converted into a second loss mezzanine loan in November 2007 and with a current outstanding principal balance of $89.0 million) in the financing provided by Credit Suisse ("CS"), in connection with the acquisition of the Hard Rock Hotel and Casino in Las Vegas, NV ("Hard Rock") by a joint venture between DLJ Merchant Banking and Morgans Hotel Group ("Morgans"). Morgans is a minority partner in the joint venture. In August 2008, the Company purchased a junior participation from CS in connection with the acquisition of 11.05 acres of land immediately adjacent to the Hard Rock which is owned by the same joint venture. The junior participation has a current outstanding principal balance of $33.8 million. Both loans were subsequently modified in December 2009, which included the extension of each loan's maturity date. David Hamamoto, the Company's chairman and chief executive officer, is the chairman of the board of Morgans.

        In December 2006, the Company made a $28.3 million first mortgage loan to an entity in which a subsidiary of Legacy Partners Realty Fund II, LLC ("Legacy Fund II") owns a minority interest. In January 2010, the Company agreed to an extension of the loan in exchange for the borrower funding additional cash reserves and Legacy Fund II guaranteeing certain additional obligations. The current outstanding principal balance of the loan is $19.2 million. One of the Company's directors, Preston Butcher, is the chairman of the Board and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC, which indirectly owns an equity interest in, and owns the manager of, Legacy Fund II.

Policy for Review of Related Person Transactions

        Our Board has approved a written policy under which all "disinterested" directors shall evaluate and consider for approval arrangements and relationships that may occur or exist between us, on the one hand, and directors, certain of our officers and certain persons or entities associated with such persons, on the other hand. Under the policy, any transaction between us and any such related party (other than de minimus transactions), including, without limitation, any transaction that is required to be disclosed by us in any of our filed periodic reports or proxy statements will be deemed to be a related party transaction. When reviewing and evaluating a related party transaction, our "disinterested" directors may consider, among other things, any effect a transaction may have upon a director's independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director's or officer's involvement in the transaction. Our general counsel will notify the "disinterested" directors promptly of new potential related party transactions and any material changes to previously approved or conditionally approved related party transactions. Additionally, existing related party transactions are presented to our Audit Committee on an annual basis for review and evaluation.

 AUDIT COMMITTEE REPORT

        The following report of the Audit Committee (the "Audit Committee") of the Board of the Company, does not constitute soliciting material and should not be considered filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee operates under a written charter adopted by the Board, consistent with the corporate governance rules of the Securities and Exchange Commission and the New York Stock Exchange. A copy of the charter is on the Company's website at www.nrfc.com. The Board has determined that all members of the Audit Committee meet the independence standards established by the New York Stock Exchange.

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. The Company's management has the primary responsibility for the preparation of the financial statements and the reporting process, including maintaining a system of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Company's independent registered public accounting firm. As of February 22, 2010, the Audit Committee appointed Grant Thornton LLP, an independent registered public accounting firm, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. The independent registered public accounting firm is responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and issuing a report thereon. The Audit Committee reviews and oversees these processes, including oversight of: (1) the integrity of the Company's financial statements; (2) the Company's independent registered public accounting firm's qualifications and independence; (3) the performance of the Company's independent registered public accounting firm and the Company's internal audit function, which is currently performed by J.H. Cohn LLP; and (4) the Company's compliance with legal and regulatory requirements.

        In discharging its oversight role, the Audit Committee reviewed and discussed with the Company's management and Grant Thornton LLP, the Company's independent registered public accounting firm for the fiscal year ended December 31, 2009, the audited financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including discussions regarding critical accounting policies, other financial accounting and reporting principles and practices appropriate for the Company, the quality of such principles and practices and the reasonableness of significant judgments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU 380), as amended.

        In addition, the Audit Committee discussed with Grant Thornton LLP its independence from the Company and the Company's management, and Grant Thornton provided to the Audit Committee the written disclosures and letter required from the independent registered public accounting firm by the applicable requirements of the PCAOB for independent auditor communications with Audit Committees concerning independence.

        The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for their audit. The Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls over financial reporting, and the overall quality of the Company's financial reporting.

        Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2009 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is filed with the Securities and Exchange Commission. The Board approved this recommendation.

Audit Committee:

Wesley D. Minami, Chairperson
Judith A. Hannaway
Louis J. Paglia

INDEPENDENT ACCOUNTANTS

Independent Accountants' Fees

        Aggregate fees for professional services rendered for the Company by Grant Thornton LLP for the fiscal years ended December 31, 2008 and December 31, 2009 were as follows:

Type of Fee	2008	2009
Audit Fees	$1,811,000	$1,520,700
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,811,000	$1,520,700

        Fees for audit services for the fiscal years ended December 31, 2008 and December 31, 2009 include fees associated with the annual audits for such years, including Section 404 attest services, the quarterly review of the Form 10-Qs for the three month periods ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009, June 30, 2009 and September 30, 2009, and for other attest services, including issuance of consents and review of the Company's registration statements on Form S-3 and other documents filed by the Company with the SEC.

Audit Committee Pre-Approval Policy

        In accordance with applicable laws and regulations, the Audit Committee reviews and pre-approves any audit and non-audit services to be performed by Grant Thornton LLP to ensure that the work does not compromise its independence in performing audit services. The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services and the other terms of the engagement. The Audit Committee annually reviews and pre-approves all audit, audit-related, tax and all other services that are performed by the Company's independent registered public accounting firm. The Audit Committee approved all of the services listed in the table above. In some cases the Audit Committee pre-approves the provision of a particular category or group of services for up to a year, subject to a specified budget.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

        The Board of Directors, following the recommendation of the Nominating and Corporate Governance Committee, has recommended that Messrs. Butcher, Cummings, Hamamoto, Minami and Paglia and Ms. Hannaway, be elected to serve on the Board of Directors, each until the annual meeting of stockholders for 2011 and until his or her successor is duly elected and qualifies. For certain information regarding each nominee, see "Board of Directors" above.

        Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, a nominee should become unavailable to serve, the shares of common stock represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company's charter and bylaws.

        Election of the director nominees named in this proposal requires the affirmative vote of a plurality of all the votes cast in the election of directors at the annual meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the Board of Directors' nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been cast and will have no effect on the outcome of the vote on the election of directors. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the annual meeting is required for the election of each director. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2010. The Board of Directors has endorsed this appointment. A representative of Grant Thornton LLP is expected to be present at the annual meeting and will be available to respond to appropriate questions from our stockholders and will be given an opportunity to make a statement if he or she desires to do so.

        Stockholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate governance. Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2010 requires the affirmative vote of a majority of the votes cast on the proposal at the annual meeting.

        If this selection is not ratified by our stockholders, the Audit Committee and the Board of Directors may reconsider its recommendation and endorsement, respectively. Abstentions and broker non-votes, if any, will not be counted as having been cast and will have no effect on the outcome of the vote for this proposal. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION
OF THE SELECTION OF GRANT THORNTON LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2011

        Proposals received from stockholders in accordance with Rule 14a-8 under the Exchange Act are eligible for consideration for inclusion in the proxy statement for the 2011 annual meeting of stockholders if they are received by us on or before December 23, 2010. Stockholder proposals must be directed to the Secretary, NorthStar Realty Finance Corp., at 399 Park Avenue, New York, New York 10022. In order for a stockholder proposal submitted outside of Rule 14a-8 or a director nomination to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposal must be received by us within the timeframe for submission of stockholder proposals and director nominations under our current bylaws. In order for a proposal to be "timely" under our current bylaws, proposals of stockholders made outside of Rule 14a-8 under the Exchange Act and director nominations must be submitted, in accordance with the requirements of our current bylaws, not later than 5:00 p.m., Eastern Time, on January 22, 2011 and not earlier than December 23, 2010; provided, however, in the event that the date of the mailing of the notice for the 2011 annual meeting of stockholders is advanced or delayed more than 30 days from April 22, 2011, a proposal by a stockholder to be timely must be delivered not earlier than the 120th day prior to the date of mailing of the notice for such meeting and not later than 5:00 p.m., Eastern Time, on the later of: (1) the 90th day prior to the first anniversary of the date of mailing of the notice for such meeting; or (2) the tenth day following the date on which public announcement of the date of mailing of the notice for the 2011 annual meeting of stockholders is first made.

INCORPORATION BY REFERENCE

        In our filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the "Audit Committee Report" and the "Compensation Committee Report" contained in this Proxy Statement specifically are not incorporated by reference into any other filings with the SEC. In addition, this Proxy Statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

OTHER MATTERS

        Our Board knows of no other matters that have been submitted for consideration at this annual meeting. If any other matters properly come before our stockholders at this annual meeting, the persons named on the enclosed proxy card intend to vote the shares they represent in accordance with their discretion.

By Order of the Board of Directors,
Albert Tylis Chief Operating Officer, General Counsel and Secretary

April 21, 2010

New York, New York

APPENDIX A

FORM OF PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
NORTHSTAR REALTY FINANCE CORP.

        The undersigned stockholder of NorthStar Realty Finance Corp., a Maryland corporation (the "Company"), hereby appoints Andrew C. Richardson and Albert Tylis, and each of them, as proxies for the undersigned, each with the full power of substitution, and hereby authorizes them to attend the Annual Meeting of Stockholders of the Company to be held on May 21, 2010 at 10:00 a.m., local time, at the New York Palace Hotel at 455 Madison Avenue, Roswell Room—Villard Mansion, 4th Floor, New York, New York, and any postponements or adjournments thereof, to vote, as designated on the reverse side, all of the shares of common stock of the Company which the undersigned would be entitled to vote if personally present thereat and to exercise all of the powers that the undersigned would have if personally present thereat.

        The votes entitled to be cast by the undersigned will be cast in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be cast "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

THIS PROXY IS CONTINUED ON REVERSE SIDE

*************

ANNUAL MEETING OF STOCKHOLDERS OF
NORTHSTAR REALTY FINANCE CORP.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.nrfcproxy.com

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 and "FOR" Proposal 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1.	Election of directors to serve on our Board of Directors.
Nominees:
	C. Preston Butcher	☐	Judith A. Hannaway	☐
	Stephen E. Cummings	☐	Wesley D. Minami	☐
	David T. Hamamoto	☐	Louis J. Paglia	☐

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FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here. ☒

Proposal 2.	Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year 2010.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal 3.	To vote and otherwise represent the undersigned on any other matter that properly comes before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

☐        CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted "FOR" all nominees listed in Proposal 1 and "FOR" Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of NorthStar Realty Finance Corp.'s Annual Report to Stockholders for the fiscal year ended December 31, 2009 and the accompanying Notice of Annual Meeting and Proxy Statement, the terms of each of which are incorporated by reference, and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, attorneys, guardians or other fiduciaries should give full title as such under signature(s). If signing for a company or partnership, please sign in full company or partnership name by a duly authorized officer or partner, giving full title as such.

Date (mm/dd/yyyy) Please print date below		Signature 1— Please keep signature within the box.	Date (mm/dd/yyyy) Please print date below		Signature 2— Please keep signature within the box.
/	/		/	/

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